SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT  [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [ ]

CHECK THE APPROPRIATE BOX:

[  ]    PRELIMINARY PROXY STATEMENT

[  ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
        14A-6(E)(2))

[ X]     DEFINITIVE PROXY STATEMENT

[  ]    DEFINITIVE ADDITIONAL MATERIALS

[  ]    SOLICITING MATERIAL PURSUANT TO RULE 14A-118 OR RULE 14A-12

                              RIVERSIDE GROUP, INC.
                -----------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ X]     NO FEE REQUIRED.

[  ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11

  (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

  (2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

  (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:

  (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

  (5)  TOTAL FEE PAID:

[  ]   FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

     [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

  (1)  AMOUNT PREVIOUSLY PAID:

  (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

  (3)  FILING PARTY:      _______________________

  (4)  DATE FILED:        _______________________

April 28, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC  20549
Attention:  Filing Desk, Stop 1-4

Re:      Definitive Proxy Materials

Ladies and Gentlemen:

Riverside Group, Inc. (the "Company") hereby files the accompanying definitive proxy materials pursuant to Rule 14a-6 with respect to the Annual Meeting of Shareholders scheduled for June 1, 2000.

The Company intends to release definitive proxy materials on or about May 8, 2000. Please contact the undersigned at (904)281-2200 if you have any questions.

Very truly yours,



Catherine J. Gray
Senior Vice President and
Chief Financial Officer

CJG/ca
Encls.

                           RIVERSIDE GROUP, INC.
                              7800 BELFORT PARKWAY

                           JACKSONVILLE, FLORIDA 32256

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  May 8, 2000

To Our Shareholders:


     You are cordially invited to attend the Annual Meeting of Shareholders of Riverside Group, Inc. to be held on Thursday, June 1, 2000, at 9:00 a.m., Eastern Daylight Time, at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida.

     The meeting will be held for the following purposes:

     (1) To elect a Board of Directors for one year until their successors have been elected and qualified.

     (2) To approve the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company.

     (3) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 19, 2000 will be entitled to vote at the meeting.

     Whether  or  not  you  expect  to  attend  the  meeting,  please  read  the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND THE PROPOSAL.

     We hope you will plan to attend the meeting.

                                                     Sincerely yours,





                                                     J. Steven Wilson,
                                                     Chairman, President and
                                                     Chief Executive Officer

                                TABLE OF CONTENT

                                                                        PAGE

General Information.....................................................  1

Securities Outstanding and Voting.......................................  2

Principal Security Holders and Security
  Ownership of Management...............................................  2

Election of Directors...................................................  4

Board of Directors' Meetings and Compensation...........................  4

Management .............................................................  5

Report of the Board on Executive Compensation ..........................  5

Insider Participation in Executive Office Compensation .................  6

Executive Compensation .................................................  7

Certain Relationships and Related Transactions..........................  10

Compliance with Section 16(a) of the Securities
  Exchange Act of 1934..................................................  11

Comparison of Five-Year Cumulative Total Return.........................  11

Approval of Auditors....................................................  11

Other Matters...........................................................  12

Shareholder Proposals...................................................  12

Expenses of Solicitation................................................  12

                              RIVERSIDE GROUP, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of Riverside Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of Proxies in connection with the 1999 Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held on Thursday, June 1, 2000, at 9:00 a.m., Eastern Daylight Time, at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida. This Proxy Statement and enclosed form of Proxy were first sent to shareholders on or about May 8, 2000.

     The Board of Directors of the Company is soliciting Proxies so that each shareholder is given an opportunity to vote. These Proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "for" the nominees for election or directors and "for" the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company. The Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

     If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

     Votes cast by proxy or in person at the Meeting, which will be tabulated by an inspector or inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Proxy Committee is composed of J. Steven Wilson, Chairman, President and Chief Executive Officer of the Company, and Catherine J. Gray, Senior Vice President, Chief Financial Officer and Treasurer of the Company, who will vote all shares of common stock represented by Proxies.

     The principal executive offices of the Company are located at 7800 Belfort Parkway, Jacksonville, Florida 32256.

                        SECURITIES OUTSTANDING AND VOTING

     Only holders of shares of the Company's common stock, par value $.10 per share ("Riverside Common Stock"), of record at the close of business on April 19, 2000, will be entitled to vote at the Meeting. On that date, 4,767,123 shares of Riverside Common Stock were outstanding.

     Each share of Riverside Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes cast at the Meeting to be cast in favor of the matter, except that directors will be elected by a plurality of the votes cast.

                           PRINCIPAL SECURITY HOLDERS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table contains information as of April 19, 2000, concerning beneficial ownership of Riverside Common Stock by persons known by the Company to own beneficially more than five percent of Riverside Common Stock, and by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table on page 8 hereof and (iii) all executive officers and directors of the Company as a group.

     The following table also contains information as of April 7, 2000 concerning beneficial ownership by such directors and executive officers of the Company of common stock, par value $.01 per share ("Wickes Common Stock") of the Company's Wickes Inc. ("Wickes") subsidiary.


                                                                                         Amount and
                       Amount and                         Amount and                     Nature of
                       Nature of                          Nature of                      Beneficial
                       Beneficial                         Beneficial                     Ownership of
                       Ownership of           %           Ownership of          %        Buildscape              %
                       Riverside             of           Wickes Common        of        Common                 of
                       Stock (1)            Class         Stock (1)           Class      Stock (2)             Class
                       ------------         -----         ---------           -----      ------------          -----

J. Steven Wilson.......     2,703,696(3)       56.7            3,145,513(4)       37.6            125,000 (2)        2.5%
7800 Belfort Parkway
Jacksonville, FL 32256

Wilson Financial Corp..     2,543,553(3)       53.3                     --          --                 --          --
7800 Belfort Parkway
Jacksonville, FL  32256

Imagine Investments, Inc.     785,173(5)       16.5            1,082,000(5)       13.2          1,880,933 (5)      37.6%
8150 North Central Exway
Dallas, TX  75206

Harry T. Carneal........      785,173(6)       16.5            1,082,000(6)       13.2          1,880,933 (6)      37.6%
8150 North Central Exway
suite 1901
Dallas, TX  75206

obert T. Shaw.......         785,173(7)       16.5            1,457,000(7)       17.7          1,880,933 (7)       37.6%
4211 Norbourne Blvd.
Louisville, KY  40207

Kenneth M. Kirschner....      310,375(8)        6.5                      --         --                 --          --
50 N. Laura Street
Suite 2800
Jacksonville, FL 32202

Frederick H. Schultz           293,324(9)       6.2                     --         --                 --           --
118 W. Adams Street
Suite 600
Jacksonville, FL 32202

Other Directors and
Named Executive
Officers:

                                                                2





Edward M. Carey.......            30,500          *                      --         --                 --          --

Varina M. Steuert.....             3,750          *                      --         --                 --          --

Catherine J. Gray.....        78,952(10)          *                      --         --                 --     33,333*

All directors and
executive officers
as a group
(4 persons).......         2,816,698(11)       59.1           3,146,013(12)       38.2


*  Less than 1.0%

(1)  Unless otherwise noted, the owner has sole voting and dispositive power.

(2) Includes options to acquire 125,000 shares of common stock, which options are currently exercisable.

(3) The amount shown includes 51,953 shares allocated to Mr. Wilson's account under the Company's Employee Stock Ownership Plan and Trust (the "ESOP"). Mr. Wilson indirectly owns 2,543,553 shares through the direct ownership of such shares by Wilson Financial Corporation ("Wilson Financial"). Mr. Wilson controls Wilson Financial. Substantially all shares directly owned by Wilson Financial are pledged to various lenders. A change of control of the Company could result from a default by Wilson Financial under these pledges.

(4)  Includes  3,000,513  shares  held by the  Company,  as to which Mr.  Wilson
     shares  voting  and  dispositive   power,   and  145,000  shares  presently
     acquirable pursuant to employee stock options.

(5) Imagine Investments, Inc. ("Imagine") is a wholly-owned indirect subsidiary of Stone Capital, Inc., a thrift holding company wholly owned by the James
     M. Fail Living Trust dated December 18, 1996, which is exclusively controlled by James M. Fail.

(6) Includes beneficial ownership by Imagine, of which Mr. Carneal is a dir-ector and executive officer. Mr. Carneal is also an executive officer of Imagine's parent corporations.

(7)  Includes beneficial ownership by Imagine, of which Mr. Shaw is President.

(8) The amount shown includes 85,725 shares held by retirement plans for Mr. Kirschner's benefit, and 7,000 shares held by a retirement plan for his spouse.

(9) The amount shown includes 42,500 shares owned by Mr. Schultz's wife, as to which Mr. Schultz shares voting and dispositive power, and 44,000 shares held in various retirement accounts for Mr. Schultz's benefit.

(10) The amount shown includes 13,952 shares allocated to Ms. Gray's account under the ESOP, 50,000 shares presently acquirable pursuant to employee stock options and 15,000 purchased in 1999 from the ESOP.

(11) The amount shown includes 65,905 shares allocated to the accounts of executive officers under the ESOP. The amount shown also includes 50,000 that executive officers and directors have the present right to acquire upon the exercise of stock options.

(12)     Includes 145,000 shares presently acquirable pursuant to stock options.

                              ELECTION OF DIRECTORS

     As provided in the Bylaws of the Company, the Board of Directors has adopted a resolution fixing the number of directors to be elected at the Meeting at three and has nominated a Board of Directors to be elected to serve for one year and until their successors have been elected and qualified. The Bylaws also provide that the Board of Directors shall have the right at any time during the ensuing year to increase the number of directors up to a maximum of ten and to elect such directors by a majority vote. Unless authority is withheld, the Proxy Committee will vote for the election of the three nominees named below as directors of the Company.

Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than three persons. The Board of Directors has no reason to believe that any substitute nominees will be required.

     The following table gives the names of the current members of the Board of Directors, their ages and the years they first became directors. The three nominees for election at the Meeting are the current directors.

           NAME                                 AGE   YEAR FIRST BECAME DIRECTOR
           ____                                 ___   __________________________

     J. Steven Wilson........                    56            1985
     Edward M. Carey.........                    83            1985
     Varina M. Steuert.......                    49            1979

     Mr. Wilson has been Chairman, President and Chief Executive Officer and a director of the Company since August 1985. Mr. Wilson has been Chief Executive Officer and a director of Wickes since November 1991 and Chairman of Wickes since August 1993. Mr. Wilson assumed the duties of President of Wickes from July 1996 to May 1997. Mr. Wilson is also a director of First Industrial Realty Trust, Inc.

     Mr. Carey has been Chairman of the Board of Carey Energy Corporation since prior to 1995. Carey Energy Corporation is engaged in petroleum and shipping operations.

     Ms. Steuert has been a private investor since prior to 1995.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.


                  BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

     The Board of Directors met four times in 1999. Three of the four meetings were conducted via teleconference calls. On August 18, 1999 and September 7, 1999, Robert T. Shaw and Harry T. Carneal, respectively, resigned as directors of the Company. Mr. Shaw did not attend two of the four meetings; Mr. Carneal did not attend one of the four meetings.

     In April, 1999 Messrs. Carneal and Carey were elected to the Audit Committee. The Audit Committee reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls.

     Mr. Carneal and Ms. Steuert comprised the Compensation and Benefits Com-mittee in 1999.

     During 1999, the Company accrued $8,000 per year for each of the directors for their services. In addition, the Company accrued $500 for the Chairperson of the Audit committee.

                                   MANAGEMENT

     Set forth below is  information  regarding  the  executive  officers of the
Company:

                                                                Executive
                                                                Officer
Name                    Age            Position                 Since
____                    ___            ________                 _________

J. Steven Wilson        56      Chairman, President             1985
                                and Chief Executive
                                Officer

Catherine J. Gray       48      Senior Vice President,          1996
                                Chief Financial Officer
                                and Treasurer

        For information regarding Mr. Wilson, see "Election of Directors".

        Ms. Gray joined the Company as Vice President and Director of Tax in 1988 and was appointed Senior Vice President and Chief Financial Officer in December 1996.

                  REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

         The Company believes that the Company must maintain short and long-term executive compensation plans that enable the Company to attract and retain well-qualified executives and that these plans must also provide a direct incentive for the Company's executives to create shareholder value. The Company also believes that in certain circumstances incentives tied to the completion of specific tasks may be appropriate.

         In furtherance of this philosophy, the compensation of the Company's executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

BASE SALARIES

         The Company attempts to set base salaries at a level comparable to those set by comparable corporations and in consideration of salaries paid by Wickes.

         Mr. Wilson, in addition to his duties as Chief Executive Officer of the Company, is Chief Executive Officer of Wickes. He is also acting Chief Executive Officer of Buildscape, Inc. ("Buildscape"), a 47% owned subsidiary. In 1999, his total base salary was paid directly by Buildscape, a portion of which was allocated back to the Company and its wholly-owned subsidiaries. The Company considers the compensation paid to Mr. Wilson by Wickes and Buildscape in determining the appropriate level of compensation to be paid by it to Mr. Wilson. Mr. Wilson's total base salary was $704,500 in 1999, including $497,300 paid by Wickes and $207,200 paid by Buildscape. Ms. Gray's base salary in 1999 was $150,000 paid by Buildscape, a portion of which was allocated back to the Company and its wholly-owned subsidiaries.

         Wickes bases the base salary component of its executives' compensation within the middle of a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a self-selected group of companies in the building materials distribution industry about which appropriate compensation information is available to Wickes.

SHORT-TERM INCENTIVES

         Executives selected by the Company to be eligible for annual cash incentives are determined at the beginning of each year, again considering those who will be eligible for bonuses from Wickes. Bonuses are based upon subjective factors. The Buildscape Board of Directors, in setting and approving Mr. Wilson's $200,000 cash bonus for 1999, and Ms. Gray's $50,000 for 1999, considered subjective factors. Mr. Wilson also received a bonus from Wickes in the amount of $528,000 for 1999.

         Wickes provides short-term incentives by a cash bonus opportunity established as a target percentage of an executive's base salary and based upon meeting established objectives. For 1999, Mr. Wilson's incentive bonus was solely dependent upon Wickes' achieving specific performance objectives for return on capital employed and certain strategic objectives. Based upon Wickes' performance relative to these objectives, Mr. Wilson was paid an incentive bonus of $528,000 which is equal to 176% of his target bonus.

LONG-TERM INCENTIVES

         Long-term  incentives  for  key  executives  include,  in  addition  to participation in Wickes's long-term incentive programs by Mr. Wilson, participation in non-qualified stock options, which are intended to link closely the interests of the Company's executives and those of shareholders.

         During 1999, the Wickes Compensation and Benefits Committee awarded options for an aggregate of 116,475 shares of Wickes Common Stock to executive officers and other selected key employees, including an option for 15,000 shares for Mr. Wilson. Additionally during 1999, the Buildscape Board of Directors (which at the time of the grant was comprised solely of Mr. Wilson)awarded options for 375,000 shares of Buildscape Common Stock to Mr. Wilson and 100,000 shares of Buildscape Common Stock to Ms. Gray. Following Imagine Investments, Inc.'s acquisition of control of Buildscape, the new Buildscape Board of Directors in April 2000 approved and ratified the Buildscape stock option plan and all awards made thereunder. Additionally, Imagine Investments, Inc., as the controlling stock holder of Buildscape, has approved and ratified the Buildscape stock option plan.

                             The Board of Directors:

                                 Edward M. Carey
                                Varina M. Steuert
                                J. Steven Wilson

             INSIDER PARTICIPATION IN EXECUTIVE OFFICER COMPENSATION

         In April 1999, Mr. Carneal and Ms. Steuert were elected members of the Compensation Committee. Because Mr. Wilson and Ms. Gray are acting Chief Executive Officer and Chief Financial Officer, respectively, of Buildscape, the Buildscape Board of Directors approved the accrual of their bonuses for 1999.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below summarizes the compensation paid, or accrued, with respect to the years indicated to the Company's Chief Executive Officer and to the other person who was serving as an executive officer of the Company at December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation         Long Term Compensation
                                    ___________________         ______________________
                                     Salary     Bonus       Other        Awards       All
                                        $         $          Annual (1)  Options/    Other
                                                           Compensation  SAR s # $  Compensation (2)


J. Steven Wilson(3)        1999      704,500    728,000      12,300    390,000(6)      18,822
Chairman, President &      1998      630,600    200,000      19,300                    21,643
CEO of the Company;        1997      681,490    200,000      15,200     60,000(4)      26,043
Chairman & CEO of
Wickes

Catherine J. Gray(5)       1999      150,000     50,000           -    100,000(7)       4,797
Senior Vice                1998      150,000          -           -           -         7,615
President, Chief           1997      141,667     37,500           -       50,000(8)    10,387
Financial Officer &
Treasurer

(1) In the case of Mr. Wilson, includes fees for serving on the Company's Board of Directors and gross-ups for certain insurance premiums paid by Wickes Inc. Perquisites are not disclosed, as they are less than ten percent of salary and bonus.

(2) Includes the Company's contributions to the ESOP allocated to the accounts of the named persons, matching contributions made by the Company for the accounts of the named persons under the Company's Voluntary Investment Plan, and premiums paid by the Company on behalf of the named persons for group term life insurance payment of premiums for long-term disability insurance paid by Wickes, Wickes contributions to the executive's account in the Wickes 401(k) plan, premiums paid by the Company and its subsidiaries for travel life insurance for the executive's benefit. Specifically, ESOP contributions were: $0, $3,215, and $7,793 for Mr. Wilson in 1999, 1998 and 1997, respectively; and $0, $3,215, and $6,984 for Ms. Gray in 1999, 1998 and 1997, respectively. Company Voluntary Investment Plan contributions were: $4,800, $3,878, and $4,750 for Mr. Wilson in 1999, 1998 and 1997, respectively; and $4,506, $3,878 and $2,863 for Ms. Gray in 1999, 1998 and 1997, respectively. Group term life premiums were: $822, $1,350, and $600 for Mr. Wilson in 1999, 1998 and 1997, respectively and $291, $522 and $540 for Ms. Gray in 1999, 1998 and 1997, respectively. Wickes disability insurance premiums were: $10,600, $10,600, and $10,300 and for Mr. Wilson in 1999, 1998
            and 1997, respectively. Travel life insurance premiums were: $2,600 for Mr. Wilson in each of 1999, 1998 and 1997, respectively. See the "Long Term Compensation" discussion for additional information regarding the ESOP.

(3) Includes salary of $497,300, $473,400 and $473,400 paid by Wickes in 1999, 1998 and 1997, respectively and $207,200 paid by Buildscape in 1999. Also includes a bonus of $528,000 from Wickes in 1999 and a $200,000 bonus accrued for 1999 from Buildscape but not yet paid as of this date.

(4)         Wickes stock options.

(5) Includes salary of $150,000 paid by Buildscape in 1999. Also includes a bonus of $50,000 accrued by Buildscape in 1999 but not yet paid as of this date.

(6)         Includes 15,000 shares from Wickes and 375,000 from Buildscape.

(7)         Buildscape stock options.

(8)         Riverside Group stock options.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table contains information regarding stock option grants by Wickes and Buildscape to Mr. Wilson and Ms. Gray during 1999. No other option grants were made during 1999 by the Company or any of its subsidiaries to any other named executive officer.



                                                                                                            Potential Realizable
                                                                                                            Value at Assumed
                          Number of                   % of Total                                            Annual Rates of
                          Securities                  Options/SARs                                             Stock Price
                          Underlying                   Granted to           Exercise                          Appreciation
                         Options/SARs                 Employees in           Base Price      Expiration     for Option Term
                                                                                                             -----------------------
                           Granted (#)                 Fiscal Year             ($/Sh)           Date            5%             10%
                       -----------------       ---------------------  ---------------    ------------

J. Steven Wilson:
  Wickes               15,000                        12.9                       $4.875     02/12/2009       $46,000        $117,500
  Buildscape           375,000                       40.1                       $1.000     01/01/2009      $661,250        $971,250

-----------------------------------------------------------------------------------------------------------------------------------

Catherine J. Gray:
  Wickes                  -                           -                           -                           -                -
  Buildscape           100,000                       10.7                       $1.000    01/01/2009      $163,000         $259,000




                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table contains information regarding the values of certain unexercised options to purchase shares of common stock of the Company, Wickes and Buildscape held by the named executive officers at the end of 1999. No options were exercised by these persons in 1999.

(1)Wickes Common Stock
(2)Buildscape Common Stock
(3)Riverside Common Stock

LONG-TERM COMPENSATION

   As previously described, historically the Company has provided long- term incentives primarily through the ESOP and through stock options.

   ESOP. The ESOP has invested in Riverside Common Stock for the benefit of its employees. Each participant shared in the Company's contributions based upon his or her compensation for the year and vested in his or her account over seven years. In April 1999, the decision was made to evaluate termination of the ESOP due to the high cost of administering the plan relative to the small number of participants and assets in the plan. The ESOP Administration Committee, which consisted of Catherine Gray, presented a proposal and recommendation for dissolution to the Board. Upon review, the Board voted unanimously to terminate the plan, sell all remaining unallocated shares and have the sales proceeds applied to reduce the debt owed by the ESOP to the Company. The ESOP held approximately 58,000 shares that were not allocated and would not be vested upon termination (this number is subject to change based on the Internal Revenue Service's ("IRS") review of the vesting rules upon termination of the plan). The market price of shares at that time date was less than $1.00. Thus a sale of all the shares would result in cancellation by Riverside of a portion of their loan to the ESOP. On December 23, 1999, the ESOP sold 15,000 shares to Mr. Wilson, 15,000 shares to Ms. Gray and 20,000 shares to a Senior Vice President of Cybermax, Inc. (a subsidiary of the Company)for total proceeds of $40,625. The shares were sold at the average of bid and ask price in the market place. Each purchaser signed a note for the purchase prices of the shares. The ESOP will assign those notes to the Company. All of the notes bear an interest rate of 8.5% and are secured by the shares sold to these officers. The remaining 8,000 shares are being held pending the outcome of the IRS review of the termination of the plan. Upon receipt of a favorable termination letter from the IRS, these remaining 8,000 shares will be sold and the proceeds transferred to the Company. The assets of the ESOP will then be distributed to vested participants.

   RIVERSIDE NON-QUALIFIED STOCK OPTION PLAN. Key employees and members of the Board of Directors of the Company are eligible to participate in the Company's Non-Qualified Stock Option Plan. A total of 300,000 shares of Riverside Common Stock are authorized for issuance under this plan. At February 29, 2000, options for 50,000 shares were outstanding.

   WICKES INCENTIVE PLAN. Under the Wickes Inc. 1993 Long-Term Incentive Plan (the "Wickes Incentive Plan"), officers and key employees of Wickes and its parent and subsidiary corporations can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units (collectively referred to as "Awards"). A total of 835,000 shares of Wickes Common Stock are reserved for issuance under the Wickes Incentive Plan. In February 1998, and 1999, Mr. Wilson was granted under the Wickes Incentive Plan, options with an exercise price of $3.41 and $4.875 per share for 60,000 and 15,000 shares, respectively, of Wickes Common Stock.

EMPLOYMENT AGREEMENTS

   In 1997, the Company agreed in principle to a three-year employment arrangement with Ms. Gray pursuant to which she would receive base compensation of at least $150,000, would be eligible for a 35% cash bonus, and would be entitled to one year's severance in the event of certain change of control events.

RIVERSIDE 401 (K) PLAN

   The Company has in effect a savings and retirement plan (the "Company's 401(k) Plan"). All of the Company's employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the Company's 401(k) Plan. The Company's 401(k) Plan is intended to qualify under
Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the Company's 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 1% to 10% of his or her gross pay. The Company currently matches 50% of the first 6% of an employee's contributions.

WICKES 401(K) PLAN

   Wickes has in effect a savings and retirement plan (the "Wickes 401(k) Plan"). All Wickes employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the 401(k) Plan. The Wickes 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under
Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 2% to 8% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. Wickes currently matches 50% of the first 5% of an employee's contribution. Certain long-time employees are entitled to receive an additional 1% or 3% of gross pay. Each participant invests his individual account in selected investment alternatives as directed by the trustee of the 401(k) Plan, including a fund that invests primarily in shares of Wickes Common Stock. Wickes may, in its discretion, make a profit-sharing contribution to the 401(k) Plan, which may be made in cash or in shares of Wickes Common Stock. Shares of Wickes Common Stock so contributed do not become subject to the investment control of the participants until the calendar year following the date of contribution.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company and Wickes use an airplane owned by an affiliate of Mr. Wilson
In 1999, Wickes paid this affiliate approximately $509,000 for this use. In addition, the Company incurs certain salary and other expense related to the airplane, which expenses totaled $190,961 in 1999. In 1997, the Company established a reserve for approximately, $434,000 related to salaries and expenses either incurred in 1997 or prior years and charged to this affiliate and not previously paid. In of Wickes Common Stock 1998, the amount owed was reduced by $104,000 which was the amount of the costs incurred with the use of the aircraft by the Company and its subsidiaries other than Wickes. In 1999, the amount owed was reduced by $11,000 leaving a reserve of $319,000.

   In 1995 and 1996, the Company made loans to a company owned by Mr. Carey aggregating $398,322. These loans originally matured in 1996 and were restructured to mature on June 30, 1997, but have not been paid. During 1998, Mr. Carey provided consulting services to the Company with respect to utilities marketing for which he received a $67,500 credit against this loan. In September 1998, the Company decided to discontinue the utilities marketing program. The Company will apply Mr. Carey's future director's compensation to these loans, which had an outstanding balance of $28,471 at December 31, 1998.

   The Company advanced Mr. Wilson $150,000 in June 1998. Mr. Wilson repaid this in March 1999.

   During the fourth quarter of 1998 and the first quarter of 1999, the Company sold a total of 1,082,000 shares of its Wickes Common Stock to Imagine Investments, Inc. ("Imagine") for a total of $3,557,500. During 1999, Imagine and the Company entered into a short-term loan agreement with which the Company has borrowed $1,800,000. This loan bears an annual interest rate of 12.75% and is due August 31, 2000.

   On October 21, 1999, the Company sold 38% of its Buildscape Common Stock to Imagine for cancellation of $3.0 million of indebtedness and 520,000 shares of its Riverside common stock.

   The Company also provides certain office and managerial services to other affiliates of Mr. Wilson. During 1999, charges for these services were $34,000. At December 31, 1999, there was an intercompany balance of approximately $82,000 owed by these affiliates to the Company related to these net expenses. This balance was reclassified from current assets to long term assets at December 31, 1999.

   Also included in operations for 1999 is income related to tax and accounting services paid to the Company by a former affiliate of the Company in the amount of $65,000.

   On December 23, 1999, the ESOP sold 15,000 shares to Mr. Wilson, 15,000 shares to Ms. Gray and 20,000 shares to a Senior Vice President of Cybermax, Inc. (a subsidiary of the Company)for total proceeds of $40,625. The shares were sold at the average of bid and ask price in the market place. Each purchaser signed a note for the purchase prices of the shares. The ESOP will assign those notes to the Company. All of the notes bear an interest rate of 8.5% and are secured by the shares sold to these officers.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Based solely upon the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, each officer, director or beneficial holder of more than 10 percent of Riverside Common Stock filed on a timely basis the reports required under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 1999.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

   The graph below compares the performance of Riverside Common Stock with the NASDAQ Stock Market Index and a Peer Group Index, by showing the cumulative total return, through December 31, 1999, an investor would have received on each from investing $100 in each on December 31, 1994, and reinvesting all dividends received. The Peer Group Index includes the common stock of the following companies included on a list compiled by NASDAQ and whose primary Standard Industrial Classification is Lumber and Other Building Materials: BMC West Corporation, National Home Centers, Inc., Wickes Inc. and Wolohan Lumber Co. This Peer Group Index has been weighted for market capitalization.

                              APPROVAL OF AUDITORS

   The Board of Directors recommends approval of the appointment of PricewaterhouseCooopers LLP, certified public accountants, as the independent auditors of the Company for 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

        APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

                                FOR THE COMPANY.

                                  OTHER MATTERS

   The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters, which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

   Proposals of shareholders submitted for inclusion in the proxy material to be distributed by the Company in connection with the annual meeting to be held in 2001 must be received by December 22, 2000.

   In addition, written notice of shareholder proposals (other than proposals submitted to the Company for inclusion in the proxy material) for consideration at the annual meeting to be held in 2001 must be received by the Company no later than March 7, 2001 in order to be considered timely. The persons designated as proxies by the Company in connection with the annual meeting to be held in 2001 will have discretionary voting authority with respect to any shareholder proposal of which the Company did not receive timely notice.

                            EXPENSES OF SOLICITATION

   The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company, without additional compensation. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

   SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. SHAREHOLDERS PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

DATED: MAY 8, 2000.

                                                                   APPENDIX   A

                              RIVERSIDE GROUP, INC.


  PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  June 1, 2000

The undersigned hereby constitutes and appoints Catherine J. Gray and J. Steven Wilson, and each of them, the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) (the "Proxy Agents"), to vote all of the shares of Riverside Group, Inc. owned by the undersigned on April 19, 2000 at the Annual Meeting of Shareholders of the Company. The meeting will be held at 9:00 a.m., Eastern Daylight Time, on June 1, 2000 at the Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida, (including adjournments), with all powers that the undersigned would possess if personally present.

                  (continued and to be signed on reverse side)

The Board of Directors recommends a vote FOR each director nominee and FOR the Proposal.

ELECTION OF DIRECTORS

WITH AUTHORITY                      WITHHOLD
To vote for all                     AUTHORITY
nominees listed                     to vote for all
(except as marked                   nominees
to the contrary)                    listed

(INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                                    NOMINEES

EDWARD M. CAREY                J. STEVEN WILSON                VARINA M. STEUERT


PROPOSAL TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P. AS
     INDEPENDENT AUDITORS.


     FOR                   AGAINST                                ABSTAIN


                                            Should  any other matter requiring a
                                            vote for the Shareholder arise,  the
                                            above-named Proxy Agents,  and  each
                                            of them,  are authorized to vote the
                                            the shares registered by  this Proxy
                                            as their  judgment  indicates is  in
                                            the   best  interest  of   Riverside
                                            Group, Inc.

                                            IMPORTANT:  Please date  this  Proxy
                                            and sign exactly  as  your  name  or
                                            names appear hereon.  If shares  are
                                            held  jointly both owners must  sign
                                            Executors, administrators, trustees,
                                            guardians and  others  signing  in a
                                            a  representative  capacity   should
                                            give   their  full titles.

                                            -----------------------------------
                                            Signature of Shareholder

                                            ------------------------------------
                                            Signature of Shareholder

                                            Dated:
                                                     -------------------, 2000

                                                     PLEASE RETURN THIS PROXY

                                                     PROMPTLY IN THE ENCLOSED

                                                     ENVELOPE.